EXHIBIT 24

Know all by these presents, that the undersigned hereby constitutes and appoints each of Allan A. Moyes, III and R. Patrick
Murray, II, signing singly,
the undersigned's true and lawful
attorney-in-fact to:


(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
ID, including amendments thereto,
and any other documents necessary or
appropriate to obtain codes and
passwords enabling the undersigned to make electronic filings with the
SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;


(2) execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Calumet GP, LLC (the "Company"), which is the general partner of Calumet Specialty Products Partners, L.P. (the
"Partnership"),
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the

Partnership;


(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United
States Securities and Exchange
Commission and any stock exchange or similar authority; and


(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Company or the Partnership assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of
1934.


This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January, 2006.


   /s/ Allan A. Moyes,
III
   ----------------------------


   Signature



   Allan A. Moyes, III


   Print Name